Exhibit 10.1

STOCK ESCROW AGREEMENT

This Escrow Agreement is entered into as of April 1, 2008, by and among Songzai International Holding Group Inc., a Nevada corporation (the “Buyer”); Heilongjiang Xing An Mining Development Group Co., Ltd., a People’s Republic of China limited liability company (“Xing An Mining”), GONG Mingshu, a natural person, YUE Yunjia, a natural person, YUE Yunpeng, a natural person, and YUE Guoqing, a natural person; and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.

WHEREAS, the Buyer and Shareholders, among others, have entered into an agreement dated December 31, 2008 (the “Stock Purchase Agreement”) pursuant to which certain shares of stock of Buyer have been withheld and are to be placed in escrow as a source of the payment for any indemnified claims that may arise pursuant to the Stock Purchase Agreement; and

WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the shares deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement;

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section 1.         Definitions.

As used herein, the following terms shall have the meanings given below:

(a)             “Buyer” shall have the meaning ascribed to it in the Preamble.

(b)             “Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

(c)              “Claim” shall mean a claim for indemnification arising under the Stock Purchase Agreement.

(d)              “Escrow Agent” shall have the meaning ascribed to it in the Preamble.

(e)             “Escrow Property” shall mean the Escrow Shares, together with any dividends and other distributions therefrom or proceeds thereof received by the Escrow Agent, collectively.

(f)             “Escrow Shares” shall 8,000,000 shares of the common stock of the Buyer.

(g)             “Interested Parties” shall mean the Buyer and the Shareholder collectively.

(h)             “Interim Distribution Date” shall mean the first day of each calendar quarter after the date hereof.

(i)  “Interim Distribution Notice” shall mean a written notice from Buyers legal counsel as to the number of shares that each Shareholder may sell pursuant to Rule 144 on the relevant Interim Distribution Date.

j“Shareholder” shall mean any of Xing An Mining, Gong Mingshu, YUE Yunjia, YUE Yunpeng and YUE Guoqing.

 (k)“Shareholders” shall mean Xing An Mining, Gong Mingshu, YUE Yunjia, YUE Yunpeng and YUE Guoqing collectively.

(l) “Termination Date” shall mean the second anniversary of the date hereof.

(m) “Stock Purchase Agreement” shall have the meaning ascribed to it in the premises.

(n) “Value” of any Escrow Shares shall be the average of the last reported sale prices per share of the common stock of the Buyer on the over the five consecutive trading days ending two trading days before (i) such Escrow Shares are distributed by the Escrow Agent to the Buyer as provided herein or (ii) the Value of the Escrow Shares is otherwise required to be calculated pursuant to the terms hereof (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the common stock of the Buyer since the beginning of such five-day period), multiplied by the number of such Escrow Shares..

(o)“Xing An Mining” shall have the meaning ascribed to it in the Preamble.

Section 2.         Deposit of Escrow Shares.

On the date hereof, the Buyer shall deliver to the Escrow Agent the Escrow Shares in the form of a single certificate registered in the name of “Var & Co.” as nominee for the Escrow Agent, and the Escrow Agent shall hold and administer the Escrow Property subject to the terms of this Agreement.  The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

Section 3.         Claims and Payment; Release from Escrow.

(a)             Distribution by Escrow Agent.  The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Shareholders and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Shareholders, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of Section 3(b), 3(c) or 3(d) hereof.

(b)             Interim Distributions.  Within five business days after its receipt of an Interim Distribution Notice, the Escrow Agent shall distribute to each Shareholder that number of the Escrow Shares specified, registered in the name of the Shareholders.  Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a notice of any Claim and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, the Escrow Agent shall retain in escrow after the relevant Interim Distribution Date such number of Escrow Shares as have a Value equal to 150% of (i) the amount of the Claim covered by such.  Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.

(c)             Distribution Following Return of Registered Capital.  In the event that Buyer certifies to the Escrow Agent that the transfers of the registered capital of Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. and Heilongjiang Xing An Group Sheng Yu Mining Co., Ltd. made, or attempted to be made, by the Shareholders to Buyer and to a trust for the benefit of Buyer pursuant to the Stock Purchase Agreement between, among others, Buyer and Shareholders have been rescinded, did not take effect, have been deemed to have not been completed or Buyer has otherwise not realized the beneficial ownership of such registered capital, then, within five business days after the receipt of such certification, the Escrow Agent shall distribute to the Buyer all of the Escrow Shares then held in escrow, registered in the name of the Buyers.

(d)             Distribution Following Termination Date.  Within five business days after Termination Date, the Escrow Agent shall distribute to the Shareholders all of the Escrow Shares then held in escrow, registered in the name of the Shareholders.  Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a notice of any Claim and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, the Escrow Agent shall retain in escrow after the relevant Interim Distribution Date such number of Escrow Shares as have a Value equal to 150% of (i) the amount of the Claim covered by such.  Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.

(e)             Method of Distribution.  Any distribution of all or a portion of the Escrow Shares to the Shareholders shall be made by delivery of stock certificates issued in the name of the Shareholders covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders’ respective names on Attachment A hereto.  Distributions to the Shareholders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder).  No fractional Escrow Shares shall be distributed to Shareholders pursuant to this Agreement.  Instead, the number of shares that each Shareholder shall receive shall be rounded up or down to the nearest whole number.

Section 4.  Certain Terms Concerning Escrowed Property.

(a)             No Duty to Vote or Preserve Rights in Escrow Stock

Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrow Property (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise).  Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of a Shareholder received by the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to such Shareholder a proxy or other instrument in the form supplied to it by such Shareholder for voting or otherwise exercising any right of consent with respect to that percentage of the Escrow Shares held by it hereunder as set forth opposite such Shareholder’s name on Schedule A, to authorize therein such Shareholder to exercise such voting or consent authority in respect of such Escrow Shares (provided that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity).  The Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

(b)             Distribution Of Escrow Shares.

Any distribution of all or a portion of the Escrow Shares to the Shareholders shall be made by delivery of the stock certificate held by the Escrow Agent representing the Escrow Shares to the transfer agent, endorsed for transfer, with instruction to the transfer agent to transfer and issue the aggregate number of Escrow Shares being distributed, allocated among the Shareholders based upon their pro rata shares according to the percentages set forth on Schedule A (as nearly as practicable), in each case by issuing to each such Shareholder a stock certificate representing such allocated shares, registered in his or her name set forth on Schedule A and mailed by first class mail to each such Shareholders’ address set forth on Schedule A (or to such other address as such Shareholder may have previously instructed the Escrow Agent in writing); and, if less than all of the then remaining Escrow Shares are to be so distributed and transferred, the Escrow Agent shall instruct the transfer agent to issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) a stock certificate representing the remaining Escrow Shares.  The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the transfer agent in connection with the foregoing.

(c)             Dividends and Proceeds.

(i)           Dividends Held In Escrow.  Any dividends or distributions made in stock or other securities of the Buyer, whether stock dividends, stock splits, or any other such distribution, from or under the Escrow Shares, received by the Escrow Agent from time to tome during the term of this Agreement shall be added to and become a part of the Escrow Property (and, as such, shall become subject to the terms of this Agreement).

(ii)           Dividends Not Held In Escrow.  Any dividends not made in stock or other securities of the Buyer from or under the Escrow Shares received by the Escrow Agent from time to time during the term of this Agreement shall not be added to nor become a part of the Escrow Property, but instead shall be promptly distributed to the Shareholders, allocated among the Shareholders based upon their pro rata shares according to the percentages set forth on Schedule A as nearly as practicable.

(iii)           Transaction Confirmations.  The parties hereto acknowledge that, to the extent regulations of the Comptroller of the Currency, or other applicable regulatory entity, grant the parties the right to receive individual confirmations of security transactions at no additional cost, as they occur, the parties specifically waive receipt of such confirmations to the extent permitted by law.  The Escrow Agent will furnish the parties hereto with periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent hereunder.

(iv)           Tax Reporting.  The Interested Parties agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Property shall be reported by the Escrow Agent as allocated to the party to whom such interest or income is distributed.

(v)           Certification of Taxpayer Identification Number.  Each of the Interested Parties hereto agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent, upon the execution and delivery of this Agreement.  The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.  Each of the Interested Parties agrees to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement.

(d)             Restricted Securities.  The Shareholders agree that the Shareholders shall be solely responsible for providing, at their cost and expense, any certification, opinion of counsel or other instrument or document necessary to comply with or satisfy any transfer restrictions to which the Escrow Shares are subject, including without limitation any opinion of counsel required to be delivered pursuant to any restrictive legend appearing on the certificate evidencing the Escrow Shares in connection with any distribution of Escrow Shares to be made by the Escrow Agent under or pursuant to this Agreement.  Any such opinion of counsel shall include the Escrow Agent as an addressee or shall expressly consent to the Escrow Agent’s reliance thereon.

Section 5.        Concerning the Escrow Agent.

(a)                 Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Stock Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)             The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)             The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)             The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, or in carrying out any sale of the Escrow Property permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)             Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

(f)             All payments to the Escrow Agent hereunder shall be in U.S. dollars.

Section 6.      Compensation, Expense Reimbursement and Indemnification.

(a)             The Buyer hereby agrees to be the responsible party for payment of the Escrow Agent’s fees and expenses hereunder.  Notwithstanding the foregoing, each of the Interested Parties agrees, jointly and severally (i) to pay or reimburse the Escrow Agent for its attorney’s fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)             Each of the Interested Parties agrees, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)             Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees, tax liabilities (other than income tax liabilities associated with the Escrow Agent’s fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Escrow Agent,  and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(d)             Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one Business Day’s notice to the Interested Parties of its intent to do so.

(e)             Without altering or limiting the joint and several liability of any of the Interested Parties to the Escrow Agent hereunder, each of the Interested Parties agrees as among themselves that Buyer shall pay all amounts payable to the Escrow Agent pursuant to this Section 6(e).  Each Shareholder shall reimburse the Buyer for his/her pro rata share of the fees and expenses.

Section 7.     Resignation.

The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to Buyer and Shareholders.  Prior to the effective date of the resignation as specified in such notice, Buyer and Shareholders will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder (which consent shall not be unreasonably withheld or delayed)].  If, however, Buyer and Shareholders shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Buyer shall be entitled to name such successor escrow agent.  If no successor escrow agent is named by Buyer and Shareholders or by Buyer, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

Section 8.       Dispute Resolution.

It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of the Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

Section 9.      Consent to Jurisdiction and Service.

Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of Connecticut and of any Federal court located in said State in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement.  In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 13 hereof.

Section 10.      Waiver of Jury Trial.

THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

Section 11.       Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, terrorism, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 12.      Notices; Wiring Instructions.

(a)             Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Buyer:

Songzai International Holding Group Inc.
20337 Rimview Place
Walnut, California 91789
Attention: Hongwen Li
Fax: (909) 839-2780
Telephone # (909) 468-2840

If to Shareholders:

Shareholder’s name
c/o Mingshu Gong No. 9, People Road Jia Ge Da Qi, Jia Ge Da Qi District, Da Xing'an Mountain Region, Heilongjiang Province, PRC. 165000
Fax: 86 457-2149188
Telephone: 86 457-2738223

If to Escrow Agent:

PART 2by first class, certified or registered mail, hand, courier or overnight delivery to:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention:  Arthur Blakeslee
Re:  Songzai Internat’l Holdings Stock Escrow
Telephone # (860) 241-6859

PART 3if by fax, addressed as above and sent to the following telecopy number:

Fax: (860) 241-6881

Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt.  If any notice or document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that each notice or document was received by such other person when it is received by the Escrow Agent.

(a)             Wiring Instructions.  Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 13(a) above):

If to Buyer:

Bank: Bank of America, Hacienda Heights
ABA #: 121000358
A/C #: 10677 41078
Attn: Hong jun Li
Ref: Hong yaun project

If to Xing An Mining:

Bank:: ICBC Jigadaqi Jiatie office, DaXingAnLing Dist, Heilongjiang Province, P, R China.
ABA #: 10227900147
A/C #: 0914052429245001838
Attn:
Ref:

If to Gong Mingshu:

Bank: ICBC RenMin Road office, DaXingAnLing Branch, HeiLongJiang Province, P, R China
ABA #: 102279000147
A/C #:4270205600104202
Attn: ____________________________
Ref: ____________________________

If to YUE Yunjia:

Bank: ICBC GuangHui office, Jagedaqi Dist, Heilongjiang Province, P.R China
ABA #: 102279000139
A/C #: 6222080914000004696
Attn: ____________________________
Ref: ____________________________

If to YUE Yunpeng:

Bank: ICBC GuangHui office, Jagedaqi Dist, Heilongjiang Province, P.R China
ABA #: 102279000139
A/C #: 6222080914000004688
Attn: ___________________________
Ref: ____________________________

If to YUE Guoqing:

Bank: ICBC GuangHui office, Jagedaqi Dist, Heilongjiang Province, P.R China
ABA #: 102279000139
A/C #: 6222080914000004704
Attn: ____________________________
Ref: ____________________________

If to the Escrow Agent:

Bank: U.S. Bank National Association
ABA #: 091000022
A/C#: __180121167365
BNF: U.S.Bank Trust N.A. OBI: Corporate Trust
Ref: Songzai Esc Attn: Chitra Burju

Section 2.     Miscellaneous.

(a)             Binding Effect; Successors.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)             Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of  an e-mail address.

(c)             Governing Law.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CONNECTICUT.

(d)             Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)             Counterparts, Facsimile Execution.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(f)             Customer Identification Program.  Each of the Interested Parties acknowledge receipt of the notice set forth on Exhibit B attached hereto and made part hereof and that information may be requested to verify their identities.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of April 1, 2008.

SONGZAI INTERNATIONAL HOLDING GROUP INC.

By:	Li Hongjun
Title: President
Name: Li Hongjun

XING AN MINING

By:	Gong Mingshu
Title: President
Name: Gong Mingshu

/s/ Gong Mingshu
Gong Mingshu

/s/ Yue Yunjia
YUE Yunjia

/s/ Yue Yunpeng
YUE Yunpeng

/s/ Yue Guoqing
YUE Guoqing

U.S. Bank National Association

By:	/s/ Arthur L. Blakeslee
Title: Vice President
Name: Arthur L. Blakeslee

[Instruction:  Attach Fee Schedule as Exhibit A, next page.]

EXHIBIT B

Customer Identification Program Notice

Important information about procedures for opening a new Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions (which includes the Escrow Agent) to obtain, verify and record information that identifies each person who opens an account.

For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  Such documentation may include, but is not limited to, Certificates of Good Standing from the appropriate Secretary of State, certified copies of Partnership Agreements, Trust Agreements or other formation agreements or documents.  For companies whose equity securities are publicly traded, these requirements can be met with evidence of regulatory filings with the Securities and Exchange Commission as found on their EDGAR database.  We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

In addition, for non-individual entities, the Escrow Agent must be informed if any contractual party is now acting, or has acted in the past 12 months, under a different name, or has changed its name in the last 12 months.

For individuals, a copy of a government–issued identification, such as a driver’s license or passport, is required to establish identity for the primary party responsible for the account, such as the Shareholder Representative, as a signing party to the governing documents.  Additionally, any individual involved in the transaction will be required to proved a certified Tax Identification Number on IRS Form W-9, or Form W-8 for non-US Persons.

Any capitalized term used without definition in this Exhibit B is used with the meaning assigned to such term in the Escrow Agreement of which this Exhibit B is a part.